EXHIBIT 10.49

                                 PROMISSORY NOTE

                                CareCentric, Inc.
                                SC Holding, Inc.
                            CareCentric National, LLC


                                                         Dated: July 1, 2002


1. Amount and Rate. CareCentric, Inc., a Delaware corporation; CareCentric National, LLC, a Georgia limited liability company; and SC Holding, Inc., a Georgia corporation; each of whose principal office is at 2625 Cumberland Parkway, Suite 310, Atlanta, Georgia 30339, (collectively, "Borrower"), for value received, hereby promise, jointly and severally, to pay to the order of John E. Reed ("Lender"), the principal amount of Three Million Five Hundred Fifty-Five Thousand, Five Hundred Fifty-Five and 00/100 Dollars (U.S. $3,555,555.00), or such greater or lesser amount as shall equal the aggregate unpaid amount of the Obligations of Borrower to Lender under the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in immediately available funds, in accordance with the terms of the Loan Agreement, and to pay interest on the unpaid principal amount of the Loans, in the manner, at the rate and at the times specified in the Loan Agreement.

2. Loan Agreement. This Promissory Note is the Promissory Note referred to in the Amended and Restated Secured Convertible Credit Facility and Security Agreement dated as of July 1, 2002 between Lender and Borrower, as amended, modified and supplemented from time to time (the "Loan Agreement"), and it evidences Loans made by Lender to Borrower thereunder. This Promissory Note is subject to all of the terms and conditions contained in the Loan Agreement, which are incorporated herein by reference. Capitalized terms used in this Promissory Note shall, unless otherwise stated herein, have the respective meanings assigned to them in the Loan Agreement. The Loans evidenced by this Promissory Note may be converted into Common Stock of CareCentric, Inc., at Lender's option in accordance with the terms and conditions of the Loan Agreement.

3. Event of Default. Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

4. No Registration. THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

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     UNDER  ALL  APPLICABLE  STATE  SECURITIES  LAWS,  OR  UNLESS  AN  EXEMPTION
     THEREFROM IS AVAILABLE.

5. Transfer. Except with respect to a transfer to an affiliate of Lender, notice of any transfer of this Promissory Note by Lender shall be given to Borrower within a reasonable time period after such transfer. Upon surrender of this Promissory Note at the office of the Borrower, the Borrower shall execute and deliver one or more replacement Promissory Notes in the name of the transferee(s).

6. Presentment. The Borrower hereby waives presentment, dishonor, notice of dishonor, demand and protest. The Borrower hereby irrevocably authorizes, and empowers the prothonotary or clerk or any attorney of any court of record to appear for and confess judgment therein against the Borrower for the amount which may be due hereon as evidenced by an affidavit signed by an officer of the Lender setting forth the amount then due including accrued interest, plus reasonable attorney's fees, with costs of suit, release of errors, and without right of appeal. If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the Lender shall elect, until all sums payable or that may become payable hereunder by the Borrower have been paid in full.

7. Waivers. Any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

8. Assignment. This Promissory Note shall not be assignable by the Borrower without the prior written consent of the Lender.

9. Controlling Law. This Promissory Note shall be construed and enforced in accordance with, and governed by the laws of the State of Delaware (without regard to the principles of conflict of laws).

10. Severability of Provisions. In case any term or provision of this Promissory Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Headings. The headings of this Promissory Note are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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12.  Sealed Instrument. The Borrower intends this Promissory Note to be a sealed instrument and to be legally bound hereby.


     IN WITNESS WHEREOF, the Borrower has executed this Promissory Note effective as of the date first written above.

                                            CARECENTRIC, INC.

                                            By:  /s/ John R. Festa
                                                -------------------------------
                                            Its:  President


                                            CARECENTRIC NATIONAL, LLC

                                            By:  /s/ John R. Festa
                                                -------------------------------
                                            Its:  President


                                            SC HOLDING, INC.

                                            By:  /s/ John R. Festa
                                                -------------------------------
                                            Its:  President



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